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                                                                   EXHIBIT 10.35

THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 29th day of April, 1997, by and between Cinema Ride, Inc., a Delaware Corporation (hereinafter the "Company") and Toufic Roger Bassil. An individual (hereinafter "Employee").

WITNESSETH

WHEREAS, the company desires to retain the services of the Employee, and the Employee is willing to be an employee of the Company, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows;

1. Engagement; Nature of Duties. Company hereby engages Employee, for the period hereinafter set forth, to serve as and hold the officers of Chief Financial Officer, Treasurer Secretary, and to perform the duties of such offices as provided in the Bylaws of the Company and as directed by the Board of Directors of the company. Employee agrees to serve in such capacity and to do and perform the service, acts, or things necessary to carry out the duties of such office, and such other duties, not inconsistent with such office and
Employee's position as an executive officer of the Company.   Employee shall
report only to the Board of Directors of the Company. It is expressly agreed and acknowledged that employment in the capacity of the aforementioned offices was a material inducement to Employee to enter into this Agreement, and not withstanding any right the Company may have at law or pursuant to the Bylaw of the company to remove Employee from or fail to maintain employee in such offices, any such failure or removal shall be deemed a, material breach of this Agreement by the Company.

2. Term. The term of employment pursuant to this Agreement shall be for a period of three (3) years, commencing retroactively on Jan 1, 1997 (the "Commencement Date"), unless sooner terminated in accordance with the provisions hereof (the "Term").

3. Performance of Duties. Employee shall devote such time and attention to Employee's duties as may be reasonably necessary to perform and carry out such duties. The Employee shall not accept or undertake, directly or indirectly, any other employment or similar activity including (without limiting the generality of the foregoing) any position as an employee, director or consultant, with any person, firm or entity other than the Company ( regardless of whether such other person, firm, or entity in competition with the Company or any of its subsidiaries) without first having obtained the approval of the Board of Directors of the Company, which shall be given in the company's sole and absolute discution.

Employee shall perform his duties hereunder primarily in the Los Angeles, California area, and shall not be required to perform such duties on a regular basis, at any other location except for site visits Employee shall not be required to relocate without his consent.

4.   Compensation.
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(a) Base Salary.  Company shall pay to Employee a base salary in the amount of
One Hundred Twenty Thousand Dollars ($120,000) per year (the "Base Salary"), payable in periodic installments in accordance with Company's prevailing policy for compensating personnel, but not less often than semi monthly. On each yearly anniversary of the Commencement Date (Jan 1, 1997), the Base Salary shall be increased by eight percent (8%).

(b) Annual Bonus. In addition to the Base Salary, and any and all other compensation, profit-sharing participation, benefits, bonuses or other amounts due to or receivable by Employee pursuant to this Agreement, Employee at the discretion of Board Of Directors, may receive an annual bonus based on the company's performance, and opening of new facilities.

(c) Grant of Stock Option. Effective on the Commencement Date, the Company shall grant to Employee 100,000 warrants to purchase shares of the Company's Common Stock at an exercise price of .19 per share. Such option shall be vested equally over 2 years (50,000 options on 1/1/98 and 50,000 options on (1/1/99). These options will have piggy backs, registration, and dilution rights.

5. Expenses Reimbursement; Automobile. The services required of Employee by this Agreement shall include the responsibility and duty of entertaining business associates and others with whom Company is, desires to be, or may become engaged in business or with whom it seeks, now or in the future, to develop or expand business relationships, or with whom it is otherwise to the benefit of the Company to establish or maintain communications. It may also be necessary for Employee to travel from time to time on behalf of and for the benefit of the Company, or in furtherance of the Company's business. It is the Company's belief that the performance of the Employee's duties in such travel and entertainment activities will be productive of the maximum benefits which company expects to derive from Employee's services. Accordingly, Company shall pay, or if Employee shall have paid, shall reimburse to Employee, any and all expenses incurred by him or for his account in the performance of his duties hereunder, including all expenses for business, entertainment, promotion and travel by Employee, subject only to Employee providing appropriate documentation for such expenses. It is expressly agreed, in connection therewith, that Employee shall be provided or reimbursed for reasonable travel and accommodations, but no first-class air travel will be deemed reasonable.
Company shall provide Employee with an automobile, reasonably commensurate with Employee's office and position, for use by Employee in performing Employee's, duties hereunder and Company shall be responsible for all expenses associated with ownership of such automobile, including, but not limited to, costs of licensing or registration, maintenance and gasoline; provided, however, that in no event shall the Company's total cost in providing such automobile (excluding the cost of automobile insurance, registration, maintenance, and gasoline) exceed $700 per month. Company and Employee may provide, by mutual agreement, that Employee may use an automobile owned by Employee in connection with performing his duties hereunder, in which case Employee shall be reimbursed by company for all costs associated with ownership of such automobile (excluding the cost of automobile insurance, registration, maintenance, and gasoline), subject to the $700 per month limitation described above. In addition to the foregoing expenses, the Company shall provide, or reimburse Employee for the cost of, automobile insurance for such automobile and shall provide cellular telephone service for such automobile. Employee shall maintain such
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records with respect to the use of such automobile as Company may reasonably request.

In the event that the Employee shall be deemed to have received income, for state or federal income tax purposes, by reason of Employee's receipt of or reimbursement for any of the benefits or expanses set forth in this Paragraph 5, the Company shall pay or reimburse Employee for all taxes required to be paid by employee. with respect to such income.

6. Medical and Life Insurance; Pension Benefits. Employee shall have the right to participate in any and all group, life, disability income, health or accident insurance program applicable to any personnel of company, and in affect at any time during the period of Employees employment hereunder, subject only to any eligibility restrictions of such programs. Coverage under any group health insurance shall also cover Employee's spouse. Employee shall also have the right to participate in any and all employee retirement benefits plan or profit-sharing plan which Company maintains for its personnel, and in effect at any time during the period of Employee's employment hereunder, subject only to any eligibility restrictions of such plans.

7. Vacation. During each year of the Term, Employee shall be entitled to a vacation of four (4) weeks, without deduction of salary. Such vacation shall be taken at such time or times during the applicable year as may be mutually determined by Employee and Company. Any additional vacation period shall be determined by Company consistent with the general customs and practices of the company applicable to its personnel.

8. Termination. This Agreement may be terminated by Company only for cause. As used herein, "cause" shall mean:

     (a) Employee's willful breach of Employee's duties hereunder which breach remains (30) days after written notice of such breach to employee; or

     (b) Employee's conviction of a felony involving moral turpitude.

In addition, this Agreement shall automatically be terminated upon Employee's death or permanent disability. As used herein, "permanent disability" shall mean Employee's complete inability to perform Employees duties hereunder, as determined by Employee's physician, Which inability continues for more than one Hundred Eighty (180) consecutive days.

     In the event that this Agreement is terminated by the Company for any reason other than for cause as defined above, the Company expressly agrees and acknowledges that Employee shall be entitled to receive the base salary described in Section 5 of this agreement for six months and shall have no duty or obligation to and/or accept other employment, or otherwise mitigate Employee's damage resulting from such termination. The company further agrees and acknowledges that, in the event employee does obtain other employment following the Company's termination of this Agreement, the Company shall not be entitled to any set off or reduction in the amounts payable to Employee hereunder as. a result of any compensation paid to Employee with respect to such new employment.
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9.   Indemnification.  The Company shall indemnify, defend and hold Employee harmless from and against and all claims, demands, suits, obligations, liabilities, actions, losses, cost, expenses, fines or penalties which may now or Hereafter be Pending, threatened or commenced against or incurred by Employee relating to or in any way resulting from Employee's performance of his duties hereunder, or any action or failure to act of Employee in connection with such duties -Employee's rights under this Section 9 shall be in addition to, and not in lieu of or, any and all other rights of Employee under applicable law or any agreement with the Company regarding indemnification.

10.  Confidential Information.

(a) As used in this Agreement, "Confidential Information" means any and all information disclosed to Employee or Which Employee gains knowledge of as a Consequence or through Employee's employment by Company (including information conceived, originated, discovered or developed by Employee) about Company's products, processes, and services, including information relating to research, development, inventions, manufacture, purchasing, accounting, engineering, marketing, merchandising, selling trade secrets, or customer lists, which information the Company maintains as confidential.

(b) Except as required in Employee's duties to Company and then only with Company prior written consent, Employee will not, directly or indirectly, use for Employee's own benefit or the benefit of others, or disseminate,. disclose, letters upon or publish articles concerning, any confidential information either during or at any time after the term of this Agreement without consent.

(c) All documents, papers, notes, notebooks, memoranda, computer files, and other written electronic records of any kind by Employee company, shall remain the property of Company at all times. Upon the termination of Employee's employment with Company, all documents, papers, notes, notebooks, memoranda, computer files and other written or electronic records in Employee's possession, whether prepared by Employee or others will be left with Company.

II. Notice. Any and all notices which arc required or permitted to be given by any party to any other party hereunder shall be given in writing, sent by registered or certified mail, electronic communications (including telegram or facsimile) followed by a confirmation letter sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or messenger service with the charges therefor prepaid, addressed to such party as follows;

(a)  Notices to the Employee:

Toufic Roger Bassil
708  Juanita Avenue # 4
Redondo Beach, CA.  90277


(b)  Notice to the Company:
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Cinema Ride, Inc.
12001 Ventura Place
Suite 340
Studio City, CA 91604
Attn: Gary Packman

or to such other address as the parties shall from time to time give notice of in accordance with this Section. Notices sent in accordance with this Section shall be deemed effective on the date of dispatch, and an affidavit of mailing or dispatch, executed under penalty of perjury, shall be deemed presumptive evidence of the date of dispatch.

12. Entire agreement and Modification. This Agreement, Including the exhibits hereto and the agreements expressly referred to heroin, constitutes the entire understanding between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no warranties, representations or other agreements between the parties, in connection with the subject 'matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless made in writing and executed by the party thereto to be bound.

13. Waivers. No term, Condition or provision of this Agreement may be waived except by an express written instrument to such effect signed by the party to whom the benefit of such term condition or provision runs. No such waiver of any term condition or provision of this Agreement shall be deemed a waiver of any other term, condition or provision, irrespective of similarity, or shall constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided. No failure or delay on the part of any party in exercising any right, power or privilege under any term, condition or provision of this agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

14. Severability. In the event any one or more of the terms, conditions or provisions contained in this Agreement should be found in a final award or judgment rendered by any court or arbitrator or panel of arbitrators of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions contained herein shall not in any way be affected or impaired thereby, and this Agreement shall be interpreted and construed as if such term condition or provision, to the extent the same shall have been held invalid, illegal, or unenforceable, had never been contained herein, provided that such interpretation and construction is consistent with the intent of the parties as expressed in this Agreement.

15. Headings. The headings of the Articles and Sections contained in this Agreement are included herein for reference purposes only, solely for the convenience of the parties hereto, and shall not in any way be deemed to affect the meaning, interpretation or applicability of this Agreement or any term, condition or provision hereof.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with
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the laws of the State of California, notwithstanding the fact that one or more counterparts hereof may be executed outside of the State, or one or more of the obligations of the parties hereunder are to be performed outside of the state.

17. Attorneys' Fees. In the event that any party to this Agreement shall commence any suit, action, arbitration or other proceeding to interpret this Agreement, or determine or enforce any right or obligation created hereby, including but not limited to any action for rescission of this Agreement or for a determination that this Agreement is void or ineffective abinitio, the
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prevailing party in such action shall recover such party's costs and expenses incurred in connection therewith, including attorney's fees and costs of appeal, if any. Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such judgment or award such party's costs and expenses as provided in this Section 17.

18. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument. Any or all of such counterparts may be executed within or outside the State of California. Any one of such counterparts shall be sufficient for the purpose of proving the existence and terms of this Agreement, and no party shall be required to produce an original or all of such counterparts in making such proof.

19. Covenant of Further Assurances. All parties to this Agreement shall, upon request, perform any and all acts and execute and deliver any and all certificates, instruments and other documents that any be necessary or appropriate to carry out any of the term, conditions and provisions hereof or to carry out the in intent of this Agreement.

20. Remedies Cumulative. Each and all of the several right and remedies provided for in this Agreement shall be construed as being cumulative and no one of them shall be deemed to be exclusive of the others or of any right or remedy allowed by law or equity, and pursuit of any one remedy, or a waiver of any other remedy.

21. Binding Effect. Subject to the restrictions in section 25 hereof respecting; assignments, this Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective executors, administrators, successors and permitted assigns.

22.    Compliance With Laws.   Nothing contained in this Agreement shall be
construed to require the commission of any act contrary to law and whenever there is a conflict between any term, condition or provision of this Agreement and any Present or future statute, law, ordinance or regulation contrary to which than parties have no legal right to contract, the latter shall prevail, but in such event the term, condition or provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law, provided that such construction is consistent with the intent of the parties as expressed in this Agreement.

23. Gender. As used in this Agreement, the masculine, feminine or neuter gender, and the
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singular or plural number, shall be deemed to include the others whenever the context so indicates.

24. No Third Party Benefit Nothing contained in this Agreement shall be deemed to confer any right or benefit on any person who is not a party to this Agreement.

25. Assignment. Neither party may assign this Agreement, or any rights hereunder, without the prior express consent of the other party.

26. Arbitration. Any claim arising out of or relating to this Agreement, or the breach thereof, or Employee's employment by Company, or the termination of Employee's employment by company, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award entered by the arbitrator(s) may be entered in any court having jurisdiction thereof.


          IN WITNESS WHEREOF, the parties have duly executed this agreement as of the day and year first above written.

                                            "Company"

                                            Cinema Ride, Inc.
                                            A Delaware Corporation


                                            By:____________________
                                            Its:____________________


                                            "Employee"


                                            _______________________
                                            Toufic Roger Bassil